UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 2, 2011

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement
On August 2, 2011, Core Laboratories N. V. (“Core”) entered into a third amendment (the “Third Warrant Amendment”) to its Warrant Confirmation dated October 31, 2006 and Warrant Confirmation Amendment dated November 15, 2006 (the “Confirmations”), with Citibank, N.A. in order to accelerate the settlement of another portion of the warrants. As a result of the Third Warrant Amendment, another 25% of the warrants outstanding prior to any settlement (including the First Warrant Amendment dated May 4, 2011 and the Second Warrant Amendment dated June 6, 2011) will settle based upon company stock prices during the twenty trading day period beginning on August 2, 2011 and ending August 29, 2011 ahead of the currently scheduled period beginning on December 27, 2011 and ending January 25, 2012 as described in the Confirmations for the balance of the warrants. In addition, the Third Warrant Amendment establishes the strike price for the warrants that will settle on an accelerated basis to take into account the time value of money and is described on a schedule attached to the Third Warrant Amendment. In the Third Warrant Amendment, Core will have the daily option to settle the warrants in cash or by delivering company shares for each of the twenty trading days.

As we did in the First Warrant Amendment and the Second Warrant Amendment, the third settlement of warrants is determined by subtracting the strike price for that day from the daily VWAP and multiplying that number by the daily number of warrants and then dividing by the daily VWAP. Thus, we anticipate at this time that the amount of cash that would be delivered will be approximately $3.5 million per day or approximately 35,000 shares per day, depending on Core's election. Any shares that are delivered are not included in our basic share count, but they have already been accounted for in our diluted share count. Upon issuance, they will be added to our basic share count. In the event we deliver cash rather than shares, our diluted share count will be reduced by the equivalent number of shares. No consideration other than as described above will be paid in connection with this settlement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Warrant Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
                (d)    Exhibits

4.1	Third Warrant Confirmation Amendment Agreement between Core Laboratories N.V. and Citibank, N.A., dated August 2, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: August 8, 2011	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

4.1	Third Warrant Confirmation Amendment Agreement between Core Laboratories N.V. and Citibank, N.A., dated August 2, 2011.